Exhibit 99.1

ISLE OF CAPRI CASINOS ANNOUNCES

FISCAL 2010 SECOND QUARTER RESULTS

*  Despite economic challenges, Isle increases market share, EBITDA or operating margins at half of its properties compared to prior year

*  Strategic focus remains on long-term financial success

*  Completes sale of operating assets in the United Kingdom

SAINT LOUIS, MO – December 1, 2009 – Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the second quarter of the Company’s 2010 fiscal year ended October 25, 2009.

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “In an environment plagued with low consumer confidence, our ongoing improvement initiatives are proving successful.  We began an aggressive effort to realign our cost structure two years ago, and have since become more efficient while improving the customer experience according to our metrics.

“While we will continue to save where it makes sense, it is important to reaffirm our commitment to the long-term success of our business. We carefully evaluate making major changes to the customer experience which could negatively impact our business for years to come.  Additionally, we completed the sale of a majority of our Blue Chip operating casino assets this week, completed our exit from the property in Grand Bahama last week, and expect to liquidate our remaining United Kingdom net assets before the end of our current fiscal year. We remain focused on exploring new domestic management and development opportunities.

“Overall, I am proud of the focus of our team as we continue to work our way through the most challenging economic environment I have seen during my career.  Our business is smarter and stronger today, and we are actively engaged in identifying growth opportunities for the future.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Net revenues	$247.4	$249.6	$507.3	$527.0
EBITDA(1)	41.3	36.7	89.7	89.7
Income (loss) from continuing operations	1.8	(10.7)	2.6	(13.3)
Net income (loss)	1.6	(13.5)	2.5	(17.1)
Income (loss) per share from continuing operations	0.06	(0.34)	0.08	(0.43)
Net income (loss) per share	0.05	(0.43)	0.08	(0.55)

Significant items impacting EBITDA during the three and six months ended October 25, 2009 and October 26, 2008 are as follows:

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Expense recoveries - Pittsburgh development cost(2)	$6.8	$—	$6.8	$—
Portland development expense(2)	—	—	—	(6.0)
Marquette hotel demolition(3)	(0.5)	—	(0.5)	—
Caruthersville property tax settlement(4)	0.9	—	0.9	—
	$7.2	$—	$7.2	$(6.0)

Second Quarter Highlights

During the quarter, net revenues decreased by 0.9% to $247.4 million compared to the second quarter of FY 2009.  EBITDA from continuing operations for the second quarter of FY 2010 was $41.3 million, compared to $36.7 million for the second quarter of FY 2009.

Before consideration of the items reflected in the table above, EBITDA from continuing operations for the second quarter of FY 2010 was $34.1 million, compared to $36.7 million for the second quarter of FY 2009.  Property EBITDA decreased $3.7 million from the prior year to $46.1 million.

Before consideration of the items reflected in the table above, EBITDA from continuing operations for the six months ended October 25, 2009 was $82.4 million, compared to $95.7 million for six months ended October 26, 2008.  Property EBITDA decreased $14.7 million from the prior year to $104.3 million.

Virginia McDowell, the Company’s president and chief operating officer, said, “We view this not only as a period of economic difficulty, but also as a period of opportunity. We are employing different strategies in each market to best position our operations for long-term financial success, and as a result, we have increased market share, EBITDA or operating margins in at least one-half of our properties since last year.  Importantly, as we continue to position our business for greater financial success upon changes in consumer spending, we have increased our rated visitation at nine of our eleven properties outside of Missouri, where recent regulatory changes have made this difficult to track in the immediate term. We are introducing new customers to our improved products and service, but the challenge remains average customer spending.

“Now realizing the majority of the financial benefits of our aggressive cost containment measures compared to prior year, we are continuously implementing changes to our back-of-house operating strategies and customer experience amenities designed to drive incremental revenue and impact future earnings.

“Our properties in Missouri performed well due to both operational and regulatory changes, in particular the rebranding of our Caruthersville property to a Lady Luck and new initiatives in Kansas City that have increased earnings.  In Colorado, we have benefited from recent regulatory reforms and are optimistic that we can improve our performance.  Overall the reforms have been a win for all parties in both states, as we have increased our revenues, the associated tax base for the governments has grown and customers are receiving a better experience. Additionally, through cost savings and marketing initiatives we were able to maintain relative stability at our properties in Mississippi despite a large decrease in overall market revenue.

“While we performed well overall, the competitive landscape in three markets presented difficulties during the quarter that we continue to address. In Iowa, the introduction or expansion of several new facilities has had a significant negative impact on our revenues and earnings, and we are exploring new strategies to improve our market share there as the trial period for the newer facilities fades. In Lake Charles, we are making changes at the property that will allow us to compete more effectively in a highly promotional market.  Finally, in Florida, we remain committed to working with the government to end the days of having to operate on an extraordinarily uneven playing field, which is currently destroying earnings for tax-paying commercial operators and potentially putting thousands of good jobs at stake.”

Corporate and Other Expenses

Corporate and other expenses decreased $1.1 million to $13.3 million for the three months ended October 25, 2009 compared to prior year.  Non-cash stock compensation expense decreased $0.2 million and $1.1 million in the three and six months ended October 25, 2009, respectively, to $2.6 million and $3.7 million, when compared to prior year.

Interest expense for the quarter was $17.9 million, a decline of approximately $6.3 million compared to the prior fiscal year, primarily as a result of lower debt levels.

Income tax benefit for the three and six months ended October 25, 2009 includes the favorable impact of $4.7 million from the settlement of state tax matters.

Capital Structure and Capital Expenditures

As of October 25, 2009, the Company had $76.1 million in cash and cash equivalents and total debt of $1.2 billion.  Capital expenditures for the six months ended October 25, 2009 totaled $15.3 million, which included approximately $13 million of maintenance capital expenditures. We expect maintenance capital expenditures for the rest of the fiscal year to be approximately $25 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, December 1, 2009 at 10:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (877) 917-8929.  International callers can access the conference call by dialing (517) 308-9020.  The conference call access code is 9056848.  This conference call will be recorded and available for review starting at noon on December 1, 2009, until December 8, 2009, by dialing (866) 459-3540 for domestic callers or (203) 369-1329 for International callers.  The access code will be 875962.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Revenues:
Casino	$252,192	$251,828	$516,148	$528,614
Rooms	11,803	12,774	24,064	26,480
Pari-mutuel, food, beverage and other	33,786	32,981	68,656	69,528
Gross revenues	297,781	297,583	608,868	624,622
Less promotional allowances	(50,415)	(48,005)	(101,560)	(97,649)
Net revenues	247,366	249,578	507,308	526,973
Operating expenses:
Casino	40,289	37,791	80,283	76,332
Gaming taxes	64,509	63,318	130,937	133,976
Rooms	2,766	3,193	5,747	6,582
Pari-mutuel, food, beverage and other	11,569	12,473	22,727	26,134
Marine and facilities	16,417	17,027	32,371	33,497
Marketing and administrative	64,947	65,872	130,064	131,226
Corporate and development	12,340	13,201	22,285	23,531
Expense recoveries and other charges	(6,762)	—	(6,762)	6,000
Depreciation and amortization	28,437	30,935	57,266	62,501
Total operating expenses	234,512	243,810	474,918	499,779
Operating income	12,854	5,768	32,390	27,194
Interest expense	(17,883)	(24,225)	(36,230)	(48,122)
Interest income	400	450	769	896

Loss from continuing operations before income taxes	(4,629)	(18,007)	(3,071)	(20,032)
Income tax benefit	6,411	7,337	5,644	6,722
Income (loss) from continuing operations	1,782	(10,670)	2,573	(13,310)
Loss from discontinued operations, net of income taxes	(220)	(2,830)	(106)	(3,816)
Net income (loss)	$1,562	$(13,500)	$2,467	$(17,126)

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$0.06	$(0.34)	$0.08	$(0.43)
Loss from discontinued operations, net of income taxes	(0.01)	(0.09)	—	(0.12)
Net income (loss)	$0.05	$(0.43)	$0.08	$(0.55)

Weighted average basic shares	32,319,789	31,171,903	32,049,444	31,019,289
Weighted average diluted shares	32,511,462	31,171,903	32,251,102	31,019,289

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except  per share amounts)

	October 25,	April 26,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,056	$96,654
Marketable securities	18,624	17,548
Accounts receivable, net	9,189	11,935
Income taxes receivable	2,312	7,744
Deferred income taxes	16,295	16,295
Prepaid expenses and other assets	32,908	23,234
Assets held for sale	4,525	4,183
Total current assets	159,909	177,593
Property and equipment, net	1,137,534	1,177,540
Other assets:
Goodwill	313,136	313,136
Other intangible assets, net	81,631	83,588
Deferred financing costs, net	8,150	9,314
Restricted cash	2,774	2,774
Prepaid deposits and other	23,219	18,717
Total assets	$1,726,353	$1,782,662
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,806	$9,688
Accounts payable	20,307	16,246
Accrued liabilities:
Interest	14,934	9,280
Payroll and related	43,712	47,209
Property and other taxes	36,914	31,487
Other	44,411	52,195
Liabilities related to assets held for sale	2,177	1,888
Total current liabilities	172,261	167,993
Long-term debt, less current maturities	1,228,918	1,291,384
Deferred income taxes	27,043	24,970
Other accrued liabilities	42,255	52,575
Other long-term liabilities	17,242	17,314
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,753,733 at October 25, 2009 and 36,111,089 at April 26, 2009	368	361
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	197,876	193,827
Retained earnings	104,295	101,828
Accumulated other comprehensive (loss) income	(11,798)	(15,191)
	290,741	280,825
Treasury stock, 4,326,242 shares at October 25, 2009 and 4,340,436 shares at April 26, 2009	(52,107)	(52,399)
Total stockholders’ equity	238,634	228,426
Total liabilities and stockholders’ equity	$1,726,353	$1,782,662

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Mississippi
Biloxi	$17,717	$19,112	$38,031	$43,455
Natchez	7,786	8,511	16,359	17,096
Lula	15,820	15,945	33,548	34,346
Mississippi Total	41,323	43,568	87,938	94,897

Louisiana
Lake Charles	34,243	32,928	71,857	74,102

Missouri
Kansas City	19,101	17,360	38,586	35,571
Boonville	19,846	18,610	39,918	38,845
Caruthersville	7,925	7,331	16,257	15,146
Missouri Total	46,872	43,301	94,761	89,562

Iowa
Bettendorf	20,507	23,154	41,673	49,281
Davenport	11,866	13,357	24,319	23,942
Marquette	7,478	8,327	14,955	16,814
Waterloo	20,224	20,267	40,100	39,866
Iowa Total	60,075	65,105	121,047	129,903

Colorado
Black Hawk	34,595	31,423	68,385	64,612

Florida
Pompano	28,569	31,117	59,367	68,020

International
Our Lucaya	1,418	2,072	3,552	5,645

Property Net Revenues before Other	247,095	249,514	506,907	526,741

Other	271	64	401	232

Net Revenues from Continuing Operations	$247,366	$249,578	$507,308	$526,973

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
Mississippi
Biloxi	$1,507	$1,333	$3,892	$6,245
Natchez	2,394	2,729	5,127	5,707
Lula	3,632	3,526	8,287	9,626
Mississippi Total	7,533	7,588	17,306	21,578

Louisiana
Lake Charles	4,254	5,467	11,836	16,154

Missouri
Kansas City	4,148	2,658	8,600	6,277
Boonville	6,525	5,995	13,301	12,343
Caruthersville	1,140	1,246	2,893	2,949
Missouri Total	11,813	9,899	24,794	21,569

Iowa
Bettendorf	5,286	7,945	11,268	17,514
Davenport	3,073	4,309	6,687	7,509
Marquette	1,397	2,267	3,169	4,687
Waterloo	5,510	5,589	11,358	11,722
Iowa Total	15,266	20,110	32,482	41,432

Colorado
Black Hawk	9,028	7,919	17,593	17,327

Florida
Pompano	(786)	(224)	1,677	2,006

International
Our Lucaya	(968)	(918)	(1,369)	(1,074)

Property EBITDA Before Corporate and Other Items	46,140	49,841	104,319	118,992
Corporate and Other	(12,070)	(13,138)	(21,884)	(23,297)

EBITDA Before Other Items	34,070	36,703	82,435	95,695
Other Items:
Expense Recoveries and Other (2)	6,762	—	6,762	(6,000)
Marquette Hotel Demolition(3)	(475)	—	(475)	—
Caruthersville Property Tax Settlement(4)	934	—	934	—
EBITDA from Continuing Operations	$41,291	$36,703	$89,656	$89,695

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended October 25, 2009			Three Months Ended October 26, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,979)	$3,486	$1,507	$(3,093)	$4,426	$1,333
Natchez	1,956	438	2,394	1,925	804	2,729
Lula	1,614	2,018	3,632	1,404	2,122	3,526
Mississippi Total	1,591	5,942	7,533	236	7,352	7,588

Louisiana
Lake Charles	1,658	2,596	4,254	2,320	3,147	5,467

Missouri
Kansas City	3,169	979	4,148	1,503	1,155	2,658
Boonville	5,396	1,129	6,525	4,776	1,219	5,995
Caruthersville	311	829	1,140	58	1,188	1,246
Missouri Total	8,876	2,937	11,813	6,337	3,562	9,899

Iowa
Bettendorf	3,077	2,209	5,286	5,698	2,247	7,945
Davenport	2,234	839	3,073	3,249	1,060	4,309
Marquette	803	594	1,397	1,583	684	2,267
Waterloo	2,541	2,969	5,510	2,686	2,903	5,589
Iowa Total	8,655	6,611	15,266	13,216	6,894	20,110

Colorado
Black Hawk	5,265	3,763	9,028	3,432	4,487	7,919

Florida
Pompano	(5,163)	4,377	(786)	(4,395)	4,171	(224)

International
Our Lucaya	(968)	—	(968)	(922)	4	(918)

Total Property Before Corporate and Other Items	19,914	26,226	46,140	20,224	29,617	49,841
Corporate and Other	(13,323)	1,253	(12,070)	(14,456)	1,318	(13,138)

Total Before Other Items	6,591	27,479	34,070	5,768	30,935	36,703
Other Items:
Expense recoveries and other (2)	6,762	—	6,762	—	—	—
Marquette Hotel Demolition (3)	(1,433)	958	(475)	—	—	—
Caruthersville Property Tax Settlement (4)	934	—	934	—	—	—
Total From Continuing Operations	$12,854	$28,437	$41,291	$5,768	$30,935	$36,703

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Six Months Ended October 25, 2009			Six Months Ended October 26, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(3,247)	$7,139	$3,892	$(2,731)	$8,976	$6,245
Natchez	4,093	1,034	5,127	4,018	1,689	5,707
Lula	4,055	4,232	8,287	5,252	4,374	9,626
Mississippi Total	4,901	12,405	17,306	6,539	15,039	21,578

Louisiana
Lake Charles	6,501	5,335	11,836	9,709	6,445	16,154

Missouri
Kansas City	6,524	2,076	8,600	3,858	2,419	6,277
Boonville	10,988	2,313	13,301	9,914	2,429	12,343
Caruthersville	1,149	1,744	2,893	630	2,319	2,949
Missouri Total	18,661	6,133	24,794	14,402	7,167	21,569

Iowa
Bettendorf	6,712	4,556	11,268	12,967	4,547	17,514
Davenport	4,892	1,795	6,687	5,322	2,187	7,509
Marquette	1,876	1,293	3,169	3,311	1,376	4,687
Waterloo	5,440	5,918	11,358	6,004	5,718	11,722
Iowa Total	18,920	13,562	32,482	27,604	13,828	41,432

Colorado
Black Hawk	9,959	7,634	17,593	8,352	8,975	17,327

Florida
Pompano	(6,970)	8,647	1,677	(6,371)	8,377	2,006

International
Our Lucaya	(1,371)	2	(1,369)	(1,083)	9	(1,074)

Total Property Before Corporate and Other Items	50,601	53,718	104,319	59,152	59,840	118,992
Corporate and Other	(24,474)	2,590	(21,884)	(25,958)	2,661	(23,297)

Total Before Other Items	26,127	56,308	82,435	33,194	62,501	95,695
Other Items:
Expense Recoveries and Other (2)	6,762	—	6,762	(6,000)	—	(6,000)
Marquette Hotel Demolition (3)	(1,433)	958	(475)	—	—	—
Caruthersville Property Tax Settlement (4)	934	—	934	—	—	—
Total From Continuing Operations	$32,390	$57,266	$89,656	$27,194	$62,501	$89,695

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.”  EBITDA is presented after consideration of minority interest.  “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Six Months Ended
	October 25,	October 26,	October 25,	October 26,
	2009	2008	2009	2008
EBITDA	$41,291	$36,703	$89,656	$89,695
Add/(deduct):
Depreciation and amortization	(28,437)	(30,935)	(57,266)	(62,501)
Interest expense:
Interest expense, net	(17,483)	(23,775)	(35,461)	(47,226)
Income tax (provision) benefit	6,411	7,337	5,644	6,722
Income (loss) from discontinued operations, net of income taxes	(220)	(2,830)	(106)	(3,816)
Net income (loss)	$1,562	$(13,500)	$2,467	$(17,126)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filing with the Securities and Exchange Commission.

(2)          Expense recoveries and other of $(6.8) million for the three and six months ended October 25, 2009 reflect income from the recording of a receivable for reimbursement of Pittsburgh development costs. Expense recoveries and other of $6.0 million for the six months ended October 26, 2008 reflect a charge representing the cancellation of our rights to acquire land including a $1.0 million termination fee, related to the potential development of a casino project in the Portland, Oregon area.

(3)          During October, 2010 we decided to demolish the hotel at our Marquette. As a result of this decision, our operating income for the three and six months ended October 25, 2009 includes $0.5 million in demolition costs and $1.0 million in acceleration of remaining depreciation.

(4)          Caruthersville includes the favorable impact of $0.9 million from the settlement of a property tax appeal during both the three and six months ended October 25, 2009.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 14 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida.  More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statement

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368

NOTE:  Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com.  Isle of Capri Casinos, Inc.’s home page is http://www.islecorp.com.